Press Release	Source: Elephant Talk Communications, Inc

Elephant Talk Appoints New Auditors: BDO Seidman, LLP

ORANGE, Calif., Sept. 5 /PRNewswire-FirstCall/ -- Elephant Talk Communications, Inc. (OTC Bulletin Board: ETAK - News), an international telecom and multimedia content distributor, announced today that the company has appointed BDO Seidman, LLP as its auditors, replacing Kabani & Company, Inc. (Los Angeles) for the current fiscal year. “While we believe that Kabani is an excellent firm and has served ETAK extremely well in the past, the Company believes that BDO more specifically meets the needs of the Company since it has key offices in areas where ETAK globally operates and thus can better meet the specific needs of the Company” stated Roderick de Greef, Chairman of Elephant Talk’s Audit Committee.

About BDO Seidman, LLP

BDO Seidman, LLP is a national professional services firm providing assurance, tax, financial advisory and consulting services to a wide range of publicly-traded and privately- held companies. Guided by core values including, competence, honesty and integrity, professionalism, dedication, responsibility and accountability for almost 100 years, they have provided quality service and leadership through the active involvement of their most experienced and committed professionals.
BDO Seidman serves clients through 37 offices and more than 300 independent alliance firm locations nationwide. As a Member Firm of BDO International, BDO Seidman, LLP serves multi-national clients by leveraging a global network of resources comprised of 621 Member Firm offices in 110 countries. BDO International is a worldwide network of public accounting firms, called BDO Member Firms, serving international clients. Each BDO Member Firm is an independent legal entity in its own country.

About Elephant Talk Communications

Elephant Talk Communications is positioning itself as an international telecom operator and enabler/systems integrator to the multimedia industry by facilitating the distribution of all forms of content, as well as mobile and fixed-telecom services, to global telecommunications consumers. The company provides traditional telecom services, media streaming, and distribution services primarily to the business-to-business (B2B) community within the telecommunications market. Elephant Talk is also a systems integrator and developer for mobile telecom and content distribution solutions; and, as a Mobile Virtual Network Enabler (MVNE), the company has positioned itself as the premier outsourcing partner for both Mobile Network Operators (MNO's) as well as for Mobile Virtual Network Operators (MVNO's). Elephant Talk is positioning itself as the preferred MVNE partner of the larger, global Mobile Operators and currently operates sophisticated networks in over a dozen markets in Europe, Asia Pacific, and the Middle East.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.
http://www.elephanttalk.com

Source: Elephant Talk Communications, Inc.